UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: November 1, 2018

SMARTFINANCIAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37661	62-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600 Knoxville, Tennessee		37919
(Address of Principal Executive Offices)		(Zip Code)

(865) 437-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets
On November 1, 2018 (the “Effective Date”), SmartFinancial, Inc., a Tennessee corporation (“SmartFinancial”), completed its previously announced acquisition of Foothills Bancorp, Inc., a Tennessee corporation (“Foothills Bancorp”), pursuant to an Agreement and Plan of Merger dated June 27, 2018 (the “Merger Agreement”), by and among SmartFinancial, Foothills Bancorp, and Foothills Bank & Trust, a Tennessee-chartered commercial bank and wholly owned subsidiary of Foothills Bancorp. On the Effective Date, Foothills Bancorp merged with and into SmartFinancial (the “Merger”), with SmartFinancial continuing as the surviving corporation. Immediately following the Merger, Foothills Bank & Trust merged with and into SmartBank, a Tennessee-chartered commercial bank and wholly owned subsidiary of SmartFinancial, with SmartBank continuing as the surviving banking corporation.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of Foothills Bancorp common stock, par value $1.00 per share, was converted into and cancelled in exchange for the right to receive $1.75 in cash, without interest, plus 0.666 shares of SmartFinancial common stock, par value $1.00 per share. SmartFinancial expects to issue approximately 1,183,292 shares of SmartFinancial common stock and pay approximately $3.11 million, in cash, in respect of shares of Foothills Bancorp common stock as consideration for the Merger. SmartFinancial will not issue fractional shares of its common stock in connection with the Merger, but will instead pay cash in lieu of fractional shares based on the volume weighted average closing price of SmartFinancial common stock on the Nasdaq Capital Market for the 10 consecutive trading days ending on and including October 30, 2018 (calculated as $22.46).

Additionally, at the effective time of the Merger, each unexercised option to purchase Foothills Bancorp common stock that was outstanding immediately prior to the effective time of the Merger was cancelled in exchange for the right to receive a single, lump sum cash payment in an amount equal to the product of (i) $17.50 minus the per share exercise price of the option multiplied by (ii) the number of shares of Foothills Bancorp common stock subject to the option. SmartFinancial expects the aggregate consideration payable to holders of unexercised options to purchase Foothills Bancorp common stock to be approximately $2.96 million.

Shares of SmartFinancial common stock outstanding prior to the Merger were not affected by the Merger.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to SmartFinancial’s current report on Form 8-K filed on June 27, 2018, and is incorporated herein by reference.

Item 8.01     Other Events

On November 1, 2018, SmartFinancial issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Number    Description of Exhibit

2.1
Agreement and Plan of Merger dated June 27, 2018, by and among SmartFinancial, Inc., Foothills Bancorp, Inc., and Foothills Bank & Trust (incorporated by reference to Exhibit 2.1 to SmartFinancial’s current report on Form 8-K filed on June 27, 2018).

99.1	Press Release dated November 1, 2018.*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: November 1, 2018
/s/ William Y. Carroll Jr.
William Y. Carroll, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Number    Description of Exhibit

2.1Agreement and Plan of Merger dated June 27, 2018, by and among SmartFinancial, Inc., Foothills Bancorp, Inc., and Foothills Bank & Trust (incorporated by reference to Exhibit 2.1 to SmartFinancial’s current report on Form 8-K filed on June 27, 2018).

99.1Press Release dated November 1, 2018.*

* Filed herewith